UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2016

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

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(Exact name of registrant as specified in its charter)

California         333-04028LA                              33-0489154

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(State of Incorporation)                (Commission File Number)              (IRS Employer Identification No.)

955 West Imperial Highway, Brea, CA         92821

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(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 4, 2011, Ministry Partners Investment Company, LLC (the “Company”) and the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union (“Lender”) entered into an $87.3 million credit facility refinancing transaction (the “MU Credit Facility”).  On that same date, the Company executed that certain Promissory Note in the principal amount of $87,325,304.24, payable to the Lender (the “MU Credit Facility Note”).  Effective as of November 30, 2016, the Lender and the Company entered into an Amendment and Modification of Promissory Note which replaces and supersedes the original MU Credit Facility Note (the “Amended MU Credit Facility Note”).

Under the terms of the Amended MU Credit Facility Note:

(i) the Company has agreed to pay Lender one hundred nineteen (119) consecutive monthly payments of principal and interest in the amount of four hundred fifty thousand four hundred fifty and

53/100ths dollars ($450,450.53) commencing on November 30, 2016 and continuing on the last calendar day of each calendar month thereafter;

(ii)the Company has agreed to pay Lender one final payment of the outstanding principal balance of this note, including all accrued and unpaid interest, on the earliest to occur of the acceleration of the indebtedness pursuant to the terms of the Loan Documents or November 1, 2026;

(iii)except as expressly modified by the Amended MU Credit Facility Note, the Loan Documents previously entered into and amended from time to time are ratified and confirmed and continue in full force and effect; and

(iv)as of November 30, 2016, the outstanding principal balance of the Amended MU Credit Facility Note is approximately $67.7 million.

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (previously herein defined as “Lender”) entered into a $23.5 million credit facility refinancing transaction (the “WesCorp Credit Facility Extension”).  On that same date, the Company executed that certain Promissory Note in the principal amount of twenty three million five hundred thirty one and 41/100ths dollars ($23,522,931.41) payable to the Lender (the “WesCorp Credit Facility Note”).  Effective as of November 30, 2016, the Lender and the Company entered into an Amendment and Modification of Promissory Note which replaces and supersedes the original WesCorp Credit Facility Note (the “Amended WesCorp Credit Facility Note”).

Under the terms of the Amended WesCorp Credit Facility Note:

(i) the Company has agreed to pay Lender one hundred nineteen (119) consecutive monthly payments of principal and interest in the amount of one hundred twenty eight thousand eight hundred ninety six and 45/100ths dollars ($128,896.45) commencing on November 30, 2016 and continuing on the last calendar day of each calendar month thereafter;

(ii)the Company has agreed to pay Lender one final payment of the outstanding principal balance of the Amended WesCorp Note, including all accrued and unpaid interest, on the earliest to occur of the acceleration of the indebtedness pursuant to the terms of the Loan Documents or November 1, 2026;

(iii)except as expressly modified by the Amended WesCorp Credit Facility Note, the Loan Documents previously entered into and amended from time to time are ratified and confirmed and continue in full force and effect; and

(iv)as of November 30, 2016, the outstanding principal balance of the Amended WesCorp Credit Facility Note is approximately $19.4  million.

Both the MU Credit Facility and WesCorp Credit Facility Extension are secured by certain of the Company’s mortgage loans previously held as collateral under the CUSO Line of Credit Facility Note and Security Agreement and the Loan and Security Agreement that the Company entered into with Members United Corporate Federal Credit Union and Western Corporate Federal Credit Union, respectively.

The foregoing description of these credit facilities is subject to, and qualified in its entirety by reference to, the full text of the respective Amended MU Credit Facility Note and Amended WesCorp Facility Note, each of which are filed as an exhibit hereto, and incorporated herein by reference.

Exhibit Index

Exhibit 10.20

Amendment and Modification of Promissory Note by and between The National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union and Ministry Partners Investment Company, LLC dated November 30, 2016.

Exhibit 10.21

Amendment and Modification of Promissory Note by and between The National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union and Ministry Partners Investment Company, LLC dated November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Joseph W. Turner, Jr.
Joseph W. Turner, Jr.
Chief Executive Officer